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                                                                     Exhibit 7.5

                           STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of March 30, 2000, by and between Robert L. Antin, an individual (the "Seller"), and Green Equity Investors III, L.P., a Delaware limited partnership (the "Purchaser").

     WHEREAS, Veterinary Centers of America, Inc., a Delaware corporation (the "Company"), Vicar Operating, Inc., a Delaware corporation and wholly owned subsidiary of Company ("Operating Company"), and Vicar Recap, Inc., a Delaware corporation ("Recap"), are entering into an Agreement and Plan of Merger, dated as of March 30, 2000, (as may be modified or amended from time to time, the "Merger Agreement"), which provides, among other things, that prior to the Merger the Company will contribute all of its assets, properties, business operations, and liabilities to Operating Company, followed by the merger of Recap with and into Company with Company as the surviving corporation (the "Merger");

     WHEREAS, subject to the consummation of the Merger, the Seller desires to sell, and the Purchaser desires to purchase, all of the shares (not to exceed 919,259 shares) (the "Shares") of the common stock, $.001 par value per share, of the Company (the "Common Stock") beneficially held by Seller at the time of the Closing hereunder (other than shares which Seller is obligated to transfer to Recap pursuant to the terms and conditions set forth in that certain Exchange and Subscription Agreement dated as of the date hereof) for the consideration and on the terms set forth in this Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements contained herein, the Purchaser and the Seller hereby agree as follows:

     1.   Purchase of the Shares.
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          1.1   The Purchase. Upon the terms and subject to the conditions set
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forth herein, the Purchaser agrees to purchase from the Seller, and the Seller agrees to sell to the Purchaser (the "Purchase"), all of the Seller's right, title and interest in the Shares at a price of $15.00 per share (the "Purchase Price").

          1.2   The Closing. The closing of the Purchase of the Shares and the
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other transactions contemplated by this Agreement (the "Closing") shall take place immediately prior to the closing of the Merger. At the Closing of the Purchase, the Seller shall deliver to the Purchaser certificates evidencing all of the Shares together with stock powers separate from certificate with signatures guaranteed sufficient to cause the Shares to be transferred to the name of the Purchaser, and the Purchaser shall deliver to the Seller immediately available funds as payment by wire transfer of the Purchase Price for such Shares to an account designated by the Seller. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date."

     2.   Representations, Warranties and Covenants of Seller. The Seller
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represents, warrants and covenants to the Purchaser as follows:
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          2.1   Competency. The Seller is an individual with principal residence
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in the State of California. The Seller is of legal age, competent to enter into a contractual obligation, and a citizen of the United States of America.

          2.2   Title; No Encumbrances. The Seller has and on the Closing Date:
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(a) is the exclusive owner of the Shares and is entitled to all rights evidenced thereby; and (b) has the full right, power and authority to sell, assign, transfer and deliver such Shares hereunder, free and clear of any and all claims, liens, pledges, charges, restrictions, encumbrances, security interests or other rights or interests of any person whatsoever. Upon the transfer of the Shares to the Purchaser pursuant to this Agreement, the Purchaser will receive valid, good and marketable title to the Shares, free and clear of any and all claims, liens, pledges, charges, restrictions, encumbrances, security interests or other rights or interests of any person whatsoever.

          2.3   Successors and Assigns. Seller acknowledges and represents that
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all authority conferred or agreed to be conferred in this Agreement shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the Seller and this Agreement shall not be affected by, and shall survive, the death or incapacity of the Seller.

          2.4   No Conflict. The execution and delivery of this Agreement by the
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Seller do not, and the consummation and performance by the Seller of this
Agreement and the transactions contemplated hereby will not, (i) conflict with or violate any foreign, federal, state or local law, statute, treaty, ordinance, rule, regulation, order, writ, injunction, decree or judgment applicable to the Seller or by which any of his properties or assets is bound or affected, or (ii) require any consent, approval, authorization or permit of, or filing with or notification to, (a) any governmental or regulatory authority, either domestic or foreign ("Governmental Entities"), or (b) any third party.

          2.5   No Litigation. There is no claim, action, suit, litigation,
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proceeding, or arbitration or investigation of any kind, at law or in equity,
(including actions or proceedings seeking injunctive relief) pending or, to the knowledge of the Seller, threatened against, affecting or involving the Seller which seeks to prevent or challenge the transactions contemplated hereby, or which seeks to challenge the record and/or beneficial ownership of the Shares by the Seller. The Seller is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, rule, decree or award of any Governmental Entity or arbitrator (collectively, "Orders") including, without limitation, cease-and-desist or other orders, except for Orders that do not prevent or challenge the transactions contemplated hereby and do not challenge the record and/or beneficial ownership of the Shares by the Seller.

          2.6   No Broker. No broker, finder or investment banker is entitled to
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any brokerage, finder's or other fee or commission in connection with the
Purchase based upon arrangements made by or on behalf of the Seller.

     3.   Conditions to the Obligations of the Parties.
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          3.1   Merger Agreement Conditions. The conditions to the Merger
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Agreement shall have been satisfied or waived and the parties to the Merger
Agreement shall have represented that they intend to consummate the Merger upon consummation of the Purchase and Exchange.

          3.2   Legal Proceedings. No Governmental Entity shall have notified
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either party to this Agreement that it intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

          3.3   Representations and Warranties. All representations and
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warranties in this Agreement by the Seller shall be true and correct in all material respects on the date when made and on and as of the Closing Date with the same effect as if made on and as of the Closing Date.

          3.4   Covenants and Agreements. The Seller shall have performed or
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complied in all material respects with all covenants and conditions contained in this Agreement or in any agreement, certificate or instrument to be executed pursuant hereto required to be performed or complied with at or prior to the Closing.

     4.   Miscellaneous.
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          4.1   Additional Agreements.
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                (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws or regulations to consummate and make effective all of the transactions contemplated by this Agreement. In case at any time after the Closing of the transactions contemplated by this Agreement any further action is necessary to carry out the purposes of this Agreement, to vest the Purchaser with full title to all of the Shares, or to transfer record and beneficial ownership of the Shares to the Purchaser and to have a certificate representing the Shares issued in the name of the Purchaser, the Seller shall take all such necessary action as may be requested by the Purchaser.

                (b) In the event that after the Closing, the Merger fails to be consummated for any reason whatsoever and the Merger Agreement terminated, the parties hereto agree that concurrently with the termination of the Merger Agreement, regardless of the price at which the Common Stock of the Company is quoted to be at that time on NASDAQ or any other national securities exchange on which the Common Stock of the Company is listed, the Purchaser shall deliver to the Seller certificates evidencing all of the Shares together with stock powers separate from certificate with signatures guaranteed sufficient to cause the Shares to be transferred to the name of the Seller, and the Seller shall deliver to the Purchaser immediately available funds as payment by wire transfer of the Purchase Price to an account designated by the Purchaser.

          4.2   Successors and Assigns. This Agreement shall be binding upon,
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inure to the benefit of, and be enforceable by, the parties hereto and their respective

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successors and permitted assigns; provided, however, that neither this Agreement nor any right or obligation hereunder may be assigned by either party without the prior written consent of the other party.

          4.3   Governing Law. This Agreement has been negotiated and entered
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into in the State of Delaware and all questions with respect to this Agreement and the rights and liabilities of the parties shall be governed by the laws of the State of California, regardless of the choice of law provisions of California or of any other jurisdiction.

          4.4   Headings. The article and section headings in this Agreement
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are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular article or section.

          4.5   Counterparts. This Agreement may be executed simultaneously in
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two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

          4.6   Complete Agreement. This Agreement and any documents referred to
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herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings.

          4.7   Waiver. No waiver of any breach or default hereunder shall be
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considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          4.8   Severability. If any provision of this Agreement shall be
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invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

          4.9   Survival of Representations and Warranties and Agreements.
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All of the representations, warranties, covenants and agreements in this
Agreement and in any other instrument or document delivered in connection herewith or in any instrument delivered pursuant to this Agreement shall be true on the date hereof and on the Closing Date and shall survive the Closing.

          4.10  Legal Fees. If any action is brought to enforce or interpret the
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terms, conditions or provisions of this Agreement, the prevailing party in such action shall be entitled to its reasonable attorneys' fees, costs and necessary disbursements incurred in connection therewith, in addition to any other relief to which such party may be entitled.

          4.11  Specific Performance. Each of the parties hereto acknowledges
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and agrees that the other party hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this agreement and the terms and provisions hereof in

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any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth hereinabove.

                                                PURCHASER


                                                GREEN EQUITY INVESTORS III, L.P.

                                                By:  GEI Capital III, LLC
                                                     Its general partner

                                                By:  /s/ John Danhakl
                                                    ----------------------------
                                                Name:    John Danhakl
                                                Title:   Manager





                                                SELLER

                                                /s/ Robert L. Antin
                                                --------------------------------
                                                Robert L. Antin
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